EXHIBIT 10.10
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                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT, made and entered into effective the 26th day of March, 1996 by and between Pre-Paid Legal Services, Inc., an Oklahoma corporation (hereinafter referred to as the "Corporation"), and Jack Mildren, an individual (hereinafter referred to as the "Employee").

                                   WITNESSETH:

     WHEREAS, the Employee has been employed by the Corporation pursuant to an employment agreement dated January 25, 1995 and the Corporation and the Employee desire to continue such employment pursuant to the terms of this Agreement;

     NOW, THEREFORE, for and in consideration of the terms and conditions contained herein, the parties hereto agree as follows, to-wit:

     1. Employment. The Corporation hereby agrees to continue to employ the Employee and the Employee hereby agrees to accept said employment with the Corporation.

     2. Term. The employment of the Employee pursuant to this Agreement shall be for a period beginning on January 23, 1996, and ending on the 22nd day of January, 1997, unless sooner terminated as provided herein. This Agreement may be extended for additional periods or its terms amended upon the mutual agreement acknowledged in writing by the Corporation and the Employee.

     3. Duties of the Employee. The Employee shall continue as President of the Corporation and shall be appointed as Chief Executive Officer, subject to approval of the Board of Directors, with such duties as are assigned to him from time to time by the Board of Directors or Chairman of the Corporation, including but not limited to the duties of the Chief Executive Officer as set forth in the Bylaws.

     4. Working Facilities. The Corporation shall make available a private office, and such other facilities suitable to Employee's position as President and Chief Executive Officer and adequate for the performance of his duties and conduct of the Corporation's business at the corporate headquarters in Ada, Oklahoma. In addition, similar office space will be made available in Oklahoma City, including full time secretarial assistance. The Employee's principal office shall be located in Oklahoma City, Oklahoma provided the Employee agrees to do such traveling as is reasonably required to carry out his duties hereunder.

     5. Compensation. For all services rendered by the Employee under this Agreement, the Corporation shall pay the Employee:

     5.1. An annual salary of $150,000 payable in equal weekly installments each Tuesday of each week.

     5.2 A performance bonus of up to $50,000 payable as soon as reasonably practicable after December 31, 1996, based on the Corporation's achievement of the thresholds set forth below:

     (i) The sum of $12,500 shall be payable if the number of new memberships written by the Corporation in 1996 is 200,000 or more;

     (ii) An additional sum of $12,500 shall be payable if the number of new sales associates enrolled by the Corporation during 1996 is 100,000 or more; and

     (iii) An additional $25,000 shall be payable if the Corporation's consolidated net income per share is at least $.50. For this purpose, net income per share shall be determined without regard to any extraordinary items or effect of any accounting principle changes and shall be computed on the basis of net income per common share assuming full dilution as publicly reported by PPLS.

     Employee will not be entitled to the performance bonus if his employment is terminated prior to December 31, 1996 either voluntarily by Employee pursuant to
Section 12.1 or by Corporation for cause pursuant to Section 12.3.

     5.3 A commission of $0.025 per member per month on all new memberships written by the Corporation or any subsidiary after January 1, 1995 and during the period of Employee's employment, which memberships are active as of the end of each month commencing with the month of January 1996. Such commissions shall be payable for the life of Employee. If Employee's employment is terminated for any reason prior to his death, such commissions shall nevertheless continue to be paid to Employee for the remainder of his life. Payment of commissions hereunder shall be made monthly on an as earned basis within 15 days after the end of the calendar month.

     6. Stock Options. Employee has previously been granted stock options under his prior employment agreement and has additionally been granted options for one hundred fifty thousand (150,000) shares of the common stock of the Corporation granted December 22, 1995 with an exercise price set at the closing sales price effective the date of the grant of $9.25 per share. Such options shall be governed by the terms of the relevant option agreements and are independent of this Agreement. Employee shall also be entitled to participate under any other incentive plans of the Corporation at the discretion of the Board of Directors.

     7. Right to Participate. The Employee shall have the right to participate in any employee benefit plans or funds adopted by the Corporation, including medical and disability insurance plans and vacations on the same terms as other employees.

     8. Transportation and Expenses. The Employee shall be provided a mutually acceptable automobile at the Corporation's expense. The Corporation shall reimburse the Employee for all reasonable expenses incurred in conducting the business of the Corporation, including expenses for entertainment, travel, airline tickets, telephone, and similar items upon the presentation by the Employee of an itemized account of such expenditures.

     9. Death During Employment. If the Employee dies during the term of this Agreement, the Corporation shall pay to the estate of the Employee the compensation which would otherwise be payable to the Employee up to the end of the month in which the Employee's death occurs. In addition, the Corporation shall pay $5,000, within sixty (60) days after the death of the Employee, to the widow of the Employee or if he has not been survived by his widow, to the Employee's surviving children in equal shares, or if there are no surviving children, to the estate of the Employee.

     10. Notice. All notices herein shall be in writing and shall be deemed to have been duly given at the time personally delivered or deposited in the United States Mail, postage prepaid, to the last known address of the respective parties, subject to change upon notice to the other party.

     11. Confidential Information. The Employee agrees that he will not, without the written consent of the Corporation, (i) disclose to anyone not properly entitled thereto, any confidential information relative to the business, sales, customers, suppliers, employees, financial condition or products of the Corporation or affiliates thereof or (ii) induce employees of the Corporation or any affiliates of the Corporation to terminate their employment. For purposes hereof, persons properly entitled to such confidential information shall be members of the Board of Directors, officers, employees and agents of the Corporation or any affiliates thereof to which such information is furnished in the normal course of business under established policies approved by the
Corporation and such outside parties as are legally entitled to such information, and approved banking, lending, collection and data processing institutions or agencies of the Corporation in the course of maintaining ordinary business procedures. The Employee further agrees that should he leave the active service of the Corporation, in no event will he take with him or retain, or disclose to others without written authorization from the Corporation any papers, customer lists, price lists, files or other documents or copies thereof or other confidential information of any kind belonging to the Corporation or any affiliate thereof pertaining to its business, sales, customers, suppliers, financial condition or products.

     12. Termination. Subject to the provisions of this paragraph 12:

     12.1 The Employee may terminate this Agreement upon sixty (60) days' notice to the Corporation at which time his entitlement to any additional salary compensation hereunder shall cease; or

     12.2 The Corporation may terminate this Agreement, without cause, at any time upon sixty (60) days' written notice to the Employee; provided, the Corporation shall be obligated to pay the Employee the compensation which would accrue to the Employee under this Agreement and provide the same benefits as described herein for the balance of the term of this Agreement; or

     12.3 The Corporation may terminate this Agreement for "cause" at any time upon written notice to the Employee at which time his entitlement to any additional compensation hereunder shall cease. "Cause" is used herein to mean an act of fraud, embezzlement or theft constituting a felony or an act intentionally against the interests of the Corporation which causes it material injury as determined by a Court of proper authority or a material failure to perform his duties after reasonable notice has been given Employee and material failure continues to exist.

     The termination of this Agreement for any reason shall not affect the right of Employee or his successor or personal representative to continue to receive commissions payable under Section 5.2 for the period set forth therein.

     13. Waiver. Failure to insist upon a strict compliance with any of the terms or conditions of this Agreement shall not be deemed a waiver of such terms or conditions, nor shall any waiver of any term, condition or right of any party at any time to be deemed a waiver of any other term, condition or right of any party hereto, nor shall it preclude the party from subsequently asserting or relying upon such term, condition or right.

     14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     15. Modification. This Agreement contains the entire agreement of the parties and shall not be changed, modified, or terminated, except in writing signed by both parties, hereto.

     16. Construction. This Agreement shall be governed by and construed under the laws of the State of Oklahoma.

     17. Assignment. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation. The Employee's rights, powers, privileges and immunities under this Agreement shall not be assignable without the prior written consent of the Corporation.

     18. Binding Effect. This Agreement shall be binding upon and shall inure to
the  benefit  of  the  parties  hereto  and  their   respective   heirs,   legal
representatives, successors and assigns.

     19. Other Activities. The Employee will not engage in business independent of the Employee's employment hereunder requiring any substantial portion of the Employee's normal business time without obtaining the prior written consent of the Company.

     Executed effective the day and year first above written.

                                      PRE-PAID LEGAL SERVICES, INC.

                                      By: /s/ Harland C. Stonecipher
                                          Harland C. Stonecipher, Chairman


                                          /s/ Jack Mildren
                                          Jack Mildren, Individually